UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016 (May 9, 2016)

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4646 E. Van Buren Street, Suite 400 Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On May 9, 2016, Mobile Mini, Inc. (the “Company”) issued $250 million aggregate principal amount of 5.875% senior notes due 2024 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of May 9, 2016 (the “Indenture”), among the Company, the Company’s domestic subsidiaries identified therein (the “Guarantors”), and Deutsche Bank Trust Company Americas, as trustee, paying agent, registrar and transfer agent. The Notes were issued by the Company at an initial offering price of 100% of their face value. The Company will use the net proceeds from the sale of the Notes to redeem the Company’s 7.875% senior notes due 2020 (the “2020 Notes”), to repay a portion of the Company’s indebtedness outstanding under its asset-based revolving credit facility, and to pay fees and expenses related to the offering of the Notes.

The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes are the senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by the Guarantors.

The Notes bear interest at a rate of 5.875% per year, accruing from May 9, 2016. Interest on the Notes is payable semiannually in arrears on January 1 and July 1 of each year, beginning on January 1, 2017. The Notes will mature on July 1, 2024.

At any time on or after July 1, 2019, the Company, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, if redeemed during the 12-month period beginning July 1 of the years indicated:

Year	Optional Redemption Price
2019	104.406%
2020	102.938%
2021	101.469%
2022 and thereafter	100.000%

At any time prior to July 1, 2019, the Company may redeem all or any portion of the Notes upon not less than 45 days notice to the trustee and paying agent and not less than 30 nor more than 60 days notice to holders of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a redemption premium as more fully described in the Indenture and accrued and unpaid interest to the redemption date.

In addition, at any time on or before July 1, 2019, the Company may redeem up to 35% of the Notes at a specified redemption price set forth in the Indenture with the net cash proceeds of certain equity offerings. If the Company experiences certain change of control events, it must offer to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest and additional interest, if any, to the repurchase date.

The Indenture contains covenants that, among other things, restrict the Company’s ability and the ability of its restricted subsidiaries to incur indebtedness, pay dividends or distributions in respect of their capital stock or redeem their capital stock, issue preferred stock of the restricted subsidiaries, make other restricted payments, make certain investments, transfer and sell certain assets, create liens on certain assets to secure debt, enter into certain transactions with their affiliates, designate certain subsidiaries as unrestricted subsidiaries, and consolidate, merge or sell substantially all of their assets. These covenants are subject to a number of important exceptions and qualifications, as set forth in the Indenture.

The description of the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance and sale of the Notes and related guarantees (the “Securities”), on May 9, 2016, the Company and Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, BBVA Securities Inc., and Mitsubishi UFJ Securities (USA) Inc. (collectively, the “Initial Purchasers”). Under the Registration Rights Agreement, the Company and the Guarantors agreed to file with the United States Securities and Exchange Commission (the “SEC”), and use their commercially reasonable efforts to cause to become effective within 210 days of May 9, 2016, a registration statement relating to an offer to issue new notes having terms substantially identical to the Notes (the “Exchange Notes” and together with the guarantees thereon, the “Exchange Securities”) in exchange for outstanding Securities (the “Exchange Offer”). If, prior to the completion of the Exchange Offer, any Initial Purchaser holds any Securities that are likely to have the status of an unsold allotment in the initial distribution, then such Initial Purchaser may cause the Company and Guarantors to issue and deliver in exchange for such Securities (the “Private Exchange”) a like principal amount of debt securities that are identical in all material respects to the Exchange Securities (the “Private Exchange Notes” and, together with the guarantees thereon, the “Private Exchange Securities”), except for the placement of a restrictive legend on such Private Exchange Securities.

If the Company is not permitted by applicable law or SEC policy to consummate the Exchange Offer or file a registration statement related to the Exchange Offer, the Exchange Offer is not completed by the 240th day after May 9, 2016, a holder (other than an Initial Purchaser) is not permitted to participate in the Exchange Offer, or the holder of Private Exchange Securities so requests at any time within 90 days after the consummation of the Private Exchange, then the Company may be required to file a shelf registration statement to register resales of the Securities, the Exchange Securities, or the Private Exchange Securities, as applicable. If the Company fails to satisfy these obligations, the Company may be required to pay additional interest to holders of the Securities, the Exchange Securities, or the Private Exchange Securities under certain circumstances.

The description of the Registration Rights Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On May 9, 2016, the Company used the net proceeds from the sale of the Notes to pre-fund the redemption of the 2020 Notes and satisfy and discharge its obligations under the indenture, dated as of November 23, 2010, by and among the Company, the subsidiary guarantors named therein, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (the “2010 Indenture”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 8.01.	Other Events.

Redemption of the 2020 Notes

On May 9, 2016, the Company issued a notice of redemption for its 2020 Notes pursuant to the 2010 Indenture. The notice indicated that the Company intends to redeem all of the outstanding 2020 Notes on June 8, 2016 (the “Redemption Date”). The 2020 Notes will be redeemed at a redemption price of 103.938% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date in accordance with the provisions of the 2010 Indenture.

Completion of the Notes Offering

On May 10, 2016, the Company issued a press release announcing the completion of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 9, 2016, by and among the Company, the subsidiary guarantors identified therein, and Deutsche Bank Trust Company Americas, as trustee, paying agent, registrar and transfer agent.

4.2	Registration Rights Agreement, dated as of May 9, 2016, by and among the Company, the subsidiary guarantors identified therein, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, BBVA Securities Inc., and Mitsubishi UFJ Securities (USA) Inc., as initial purchasers.

10.1	Purchase Agreement, dated May 4, 2016, by and between the Company, and Deutsche Bank Securities Inc., as the representative of the several parties listed on Schedule II thereto.

99.1	Press Release dated May 10, 2016, announcing the closing of the Notes offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016	MOBILE MINI, INC.

	By:	/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 9, 2016, by and among the Company, the subsidiary guarantors identified therein, and Deutsche Bank Trust Company Americas, as trustee, paying agent, registrar and transfer agent.

4.2	Registration Rights Agreement, dated as of May 9, 2016, by and among the Company, the subsidiary guarantors identified therein, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC, BBVA Securities Inc., and Mitsubishi UFJ Securities (USA) Inc., as initial purchasers.

10.1	Purchase Agreement, dated May 4, 2016, by and between the Company, and Deutsche Bank Securities Inc., as the representative of the several parties listed on Schedule II thereto.

99.1	Press Release dated May 10, 2016, announcing the closing of the Notes offering.